CONSULTING AGREEMENT

Dated for reference the 8th day of July, 2011

BETWEEN:

QUORUM CAPITAL CORPORATION
Suite 575, 1111 West Hastings St.
Vancouver, BC V6E 2J3

("QCC")

AND:

QUANTUM SOLAR POWER CORP.
Suite 300, 1055 West Hastings St,
Vancouver, BC V6E 2E9

("Company")

(collectively, the "Parties")

WHEREAS the Company wishes to expand its presence in Germany.

AND WHEREAS the Company wishes to retain the consulting services of QCC and QCC is willing to provide consulting services to the Company on the terms and conditions of this agreement.

NOW THEREFORE in consideration of the mutual obligations and covenants set forth in this agreement, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follow:

1. Services

1.1 The Company hereby retains QCC as a consultant to provide advisory services to the Company, and the Company hereby accepts and agrees to such retention. These services will include, but will not be limited to:

(i) introducing the Company to industry contacts;

(ii) assisting the Company in hiring German staff ;

(iii) assisting the Company in setting up a German office; and

(iv) assisting the Company in complying with general employment and business requirements in Germany.

(collectively, the "Services")

1.2 QCC will receive instructions and report to either an Executive Officer or the Chairman of the Board of Directors of the Company.

1.3 QCC will commit forty (40) hours of its Principal's time during the first two months and sixteen (16) hours each subsequent month that the agreement is in effect, to performing the Services.

1.4 QCC's relationship with the Company is that of an independent contractor and nothing

contained herein shall be considered as creating an employer-employee relationship between the Parties.

2. Cash Compensation

2.1 In consideration of the Services the Company will pay QCC:

(i) $5,000 CDN on execution; and

(ii) $2,000 CDN each month, commencing September 8, 2011, until the termination or non-renewal of the Agreement.

2.2 Any work carried out by QCC's Principal in excess of forty (40) hours during the first two months or sixteen (16) hours during each subsequent month will be paid to QCC at the rate of $125 CDN per hour subject to prior approval from the Company, whether verbal or in writing.

2.3 In addition to the above, QCC shall be entitled to an expense budget as agreed from time to time by mutual consent.

3. Stock Options

3.1 The Company will grant QCC options (the "Options") to purchase 2,000,000 shares of the Company's common stock at an exercise price of $1.00 until July 7, 2014. The Options vest immediately upon issuance.

3.2 The Company will issue the Options according to the following schedule:

(i) 333,335 on execution of the Agreement;

(ii) 333,333 on August 8, 2011;

(iii) 333,333 on September 8, 2011;

(iv) 333,333 on October 8, 2011;

(v) 333,333 on November 8, 2011; and

(vi) 333,333 on December 8, 2011;

3.3 The Company may accelerate the issuance of the Options.

3.4 QCC acknowledges that the Options and any shares acquired on exercise of the Options (the "Option Shares") will be restricted securities and will bear appropriate restrictive legends.

3.5 The Options and the Option Shares shall be issued to QCC based on the representations and warranties of QCC that:

(i) QCC is acquiring the Options and the Option Shares for its own account for investment;

(ii) QCC has the financial means to bear the economic risk of an investment in the

Options and the Option Shares;

(iii) QCC is not a resident of the United States and is otherwise not a "U.S. Person" as that term is defined in Regulation S of the 1933 Act and QCC is not acquiring the Options or the Option Shares for the account or benefit of any such U.S. Person; and

(iv) QCC represents that it is an "accredited investor" as that term is defined in National Instrument 45-106 - Prospectus and Registration Exemptions as adopted by Canadian Securities Regulators.

4. Term of Contract

4.1 The initial term of this agreement shall be for six months from the date of this agreement (the "Initial Term"), subject to Section 4 of this agreement.

4.2 The agreement shall be automatically renewed for successive periods of six months unless notice is given by one party to the contrary, at least 30 days prior to the renewal date.

5. Termination

5.1 This agreement may be terminated without cause by either party upon giving 30 days written notice to the other party.

5.2 This Agreement shall terminate upon the dissolution, bankruptcy or insolvency of the Company or QCC.

5.3 QCC shall have the right and discretion to terminate this agreement without notice should the Company violate any law, ordinance, permit or regulation of any governmental entity, except for violations which either singularly or in the aggregate do not have or will not have a material adverse effect on the operations of QCC.

5.4 The Company shall have the right to terminate this Agreement without notice should any of the following occur:

(i) A willful breach of duty or habitual neglect of duty by QCC;

(ii) A material breach by QCC of the obligations in Section 5;

(iii) A material act or event which inhibits QCC from fully performing its responsibilities under this Agreement in good faith; or

(iv) A violation of any law, ordinance, permit or regulation of any governmental entity, except for violations which either singularly or in the aggregate do not have or will not have a material adverse effect on the operations of QCC; and

(v) No termination under the provisions of this Paragraph 4 shall relieve the Company from any obligation to pay expenses incurred by QCC under a budget approved in accordance with Paragraph 2.2.

6. Confidentiality

6.1 QCC recognizes and acknowledges that during both the Initial Term and the Extended

Term, if applicable, may have access to certain confidential information of the Company and its affiliates, which are valuable, special and unique assets and property of the Company and such affiliates. QCC will not and will ensure that its servants and agents do not, during the term of this Agreement, disclose, without the prior consent or authorization of the Company, any of such information to any person, for any reason or purpose whatsoever. QCC further acknowledges that the breach by QCC of this provision will cause the Company to suffer irreparable harm.

7. Activities of QCC

7.1 In performing its services under this Agreement, QCC will comply with all applicable securities and other laws and shall not make use of spam e-mails or spam faxes or any other manipulative practices and shall not engage any subcontractor involved in such practices.

7.2 QCC, its agents or servants shall not publish any information about the Company not contained in its published filings with the United States Securities and Exchange Commission and/or the British Columbia Securities Commission unless such information has been previously approved in writing by the Company.

8. Notices

8.1 Any notices required or permitted to be given under this Agreement shall be sufficient if in writing and delivered or sent by registered or certified mail to the office of each party set out above and will be deemed to be received two days following mailing.

9. Assignment

9.1 This agreement and the rights and obligations of QCC hereunder shall not be assignable without the written consent of the Company.

10. Applicable Law

10.1 It is the intention of the Parties that this agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and pursuant to the laws of the Province of British Columbia.

11. Entire Agreement

11.1 This Agreement constitutes and embodies the entire understanding and agreement between the Parties and supersedes and replaces all prior understandings, agreements and negotiations between the Parties.

12. Waiver and Modification

12.1 Any waiver, alteration, or modification of any of the provisions of this agreement shall be valid only if made in writing and signed by the Parties. Each party hereto, may waive any of its rights hereunder without affecting a waiver with respect to any subsequent occurrences or transactions hereof.

13. Counterparts

13.1 This Agreement may be executed in one or more counterparts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

IN WITNESS THEREOF, the Company and QCC have hereto executed and delivered this Agreement as of the day and year first above written.

QUANTUM SOLAR POWER CORP.

By: ______________________ Date: Aug 5, 2011
Name: **Daryl J. Ehrmantraut**
President and CEO

QUORUM CAPITAL CORPORATION

By: ______________________ Date: Aug 5. 2011
Name: **Wolf Weise**
its duly authorized signatory

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